UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

CIL&D, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., 4th Floor

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

KAISER VENTURES LLC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 22, 2013, the Class A Members of CIL&D, LLC (formerly known as Kaiser Ventures LLC), a Delaware limited liability company (the “Company”), approved the dissolution and liquidation of the Company. In furtherance of the liquidation and wind-up of the business of the Company in accordance with the Class A member approved Plan of Dissolution and Liquidation of the Company, effective August 1, 2014, the Company, Kaiser Eagle Mountain, LLC (“KEM”) and Lake Tamarisk Development, LLC (“LT”) (collectively the “Companies”) entered into an Administrative and Management Services Agreement with KSC Recovery, Inc. The Administrative and Management Services Agreement provides that KSC Recovery will provide comprehensive administrative and management services for the benefit of the Companies in the same manner as previously provided by Business Staffing, Inc. The Company will reimburse KSC Recovery for the actual cost of these services. The Administrative and Management Services Agreement does not modify the responsibilities of the Managing Liquidation Director of the Company or of the Board of Managers of KEM or of LT.

Formed in 1989, KSC Recovery, Inc. embodies and administers the remaining bankruptcy estate of the former Kaiser Steel Corporation. KSC Recovery Inc. is governed by a Board of Directors consisting of Thomas Rabone and Dean Gelvin. Terry L. Cook is the President of KSC Recovery Inc. Richard E. Stoddard is the Managing Liquidation Director of the Company. Mr. Stoddard neither serves on the Board of Directors of KSC Recovery, Inc. nor is an officer of KSC Recovery, Inc.

The foregoing summary and discussion of the Administrative and Management Services Agreement is qualified in its entirety by the terms of the Administrative and Management Services Agreement, a copy of which is attached to this Report as Exhibit 10.1.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As a result of entering into the Administrative and Management Services Agreement with KSC Recovery Inc., as discussed under Item 1.01 above, the Amended and Restated Administrative Services Agreement, as amended, between the Company and Business Staffing, Inc. was terminated effective July 31, 2014.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Administrative and Management Services Agreement among CIL&D, LLC, Kaiser Eagle Mountain, LLC, Lake Tamarisk Development, LLC and KSC Recovery, Inc. dated August 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC
(REGISTRANT)

Date: August 4, 2014	/s/ Richard E. Stoddard
Richard E. Stoddard
Managing Liquidation Director

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